Exhibit 99.1
The Scotts Miracle-Gro Company	NEWS

ScottsMiracle-Gro Reports First Quarter Results
and Advancement of Key Strategic Initiatives

Announces divestiture plan for Hawthorne
Unveils new multi-year share repurchase program to commence in late 2026

MARYSVILLE, Ohio, January 28, 2026 – The Scotts Miracle-Gro Company (NYSE: SMG), the leading marketer of branded consumer lawn and garden products in North America, today reported results for the first quarter ended December 27, 2025.

The Company also announced that it is in advanced discussions for the sale of its Hawthorne subsidiary to Vireo Growth, Inc., with an anticipated closing in the fiscal second quarter. In conjunction with the pending divestiture, effective in its first quarter of fiscal 2026, the Company classified its results of operations for all periods presented to reflect the Hawthorne business as a discontinued operation. The Company is reaffirming its fiscal 2026 guidance, as the classification of the Hawthorne business as a discontinued operation does not impact the full-year outlook.

Additionally, the Board of Directors approved a share repurchase program authorizing the repurchase of up to $500 million of ScottsMiracle-Gro common stock. The strategic deployment of capital will guide the execution of this program, ensuring alignment with the Company’s focus on leverage reduction and other financial priorities outlined at the start of the fiscal year.

“We continue to make substantial progress on the initiatives that are central to our multi-year growth strategies and value-creation plans for our Company,” said Jim Hagedorn, chairman and CEO. “The divestiture of Hawthorne will bring immediate margin-accretive benefits while the share repurchase program reflects the confidence we have in the long-term growth prospects for our core consumer business as well as our ability to deliver greater shareholder returns.”

Mark Scheiwer, chief financial officer and chief accounting officer, added, “We are pleased with our first quarter results, which align with our financial commitments and demonstrate that we are tracking well to our fiscal 2026 guidance. We met or exceeded key metrics and remain strategically focused on balancing investments in growth drivers with leverage improvement and other actions to further strengthen our capital structure.”

Fiscal 2026 First Quarter Highlights

•U.S. Consumer net sales were $328.5 million
•GAAP gross margin rate of 25.0% and non-GAAP adjusted gross margin rate of 25.4% each improved by 90 basis points over prior year
•GAAP net loss from continuing operations of $0.83 per share and non-GAAP adjusted net loss from continuing operations of $0.77 per share improved by $0.32 and $0.11 per share over prior year, respectively
•Non-GAAP adjusted EBITDA of $3.0 million improved $2.1 million over prior year
•Net leverage of 4.03x improved 0.49x versus last year

Hawthorne Divestiture

Under the proposed terms of the transaction, Vireo Growth, Inc. (“Vireo”) will acquire Hawthorne in exchange for an investment in Vireo and will integrate the cultivation supply business into its broader consumer cannabis operations. Vireo is a licensed operator that recently announced it will expand its current multi-state operating footprint to 10 states, including the largest cannabis markets of California, Florida and New York, with 166 dispensaries and increased capacity for its cannabis cultivation and production. The closing of the transaction is expected to occur following customary closing conditions.

Share Repurchase Program

The share repurchase program has an indefinite term and repurchases are expected to commence in late 2026 in line with the Company’s capital allocation strategy. The timing and number of shares repurchased will depend upon ongoing progress in deleveraging, market conditions and other factors as determined by management. Share repurchases may be made in the open market, in privately negotiated transactions or by other methods. The program may be modified, extended or discontinued by the Board of Directors at any time.

Fiscal 2026 Outlook

The fiscal 2026 guidance that has been reaffirmed by the Company includes:

•U.S. Consumer net sales low single-digit growth
•Non-GAAP adjusted gross margin of at least 32%
•Non-GAAP adjusted net income per share from continuing operations of $4.15 to $4.35
•Non-GAAP adjusted EBITDA mid single-digit growth
•Free cash flow of $275 million, driving leverage ratio down to the high 3’s

Details for the first quarter of 2026 results are available in the accompanying financial tables.

Conference Call and Webcast Scheduled for 9 a.m. ET Today, January 28, 2026
The Company will discuss results during a video presentation via webcast today at 9 a.m. ET. To watch the Company presentation and listen to the question-and-answer session, please register in advance at this webcast link. For those planning to participate in the question-and-answer session that follows the video presentation, please register for the webcast to view the presentation in addition to registering in advance via this audio link to receive call-in details and a unique PIN. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the conference call will also be available on the Company’s investor website, where an archive of the press release and any accompanying information will remain available for at least a 12-month period.

About ScottsMiracle-Gro
With approximately $3.4 billion in sales, the Company is the leading marketer of branded consumer lawn and garden products in North America. The Company’s brands are among the most recognized in the industry. The Company’s Scotts®, Miracle-Gro®, Ortho® and Tomcat® brands are market-leading in their categories. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•An economic downturn and economic uncertainty may adversely affect demand for the Company’s products;
•The Company’s operations, financial condition or reputation may be impaired if its information or operational technology systems fail to perform adequately or if the Company is the subject of a data breach or cyber attack;
•The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;
•In the event of a disaster, the Company’s disaster recovery and business continuity plans may fail, which could adversely interrupt its operations;
•Climate change and unfavorable weather conditions could adversely impact financial results;
•The Company may not successfully develop new product lines and products or improve existing product lines and products;
•The Company’s indebtedness could limit its flexibility and adversely affect its financial condition;
•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit its ability to market certain products;
•Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, any of its top customers, or a material reduction in the inventory of the Company’s products that they carry, could adversely affect the Company’s financial results;
•If the perception of the Company’s brands or organizational reputation are damaged, its consumers, distributors and retailers may react negatively, which could materially and adversely affect the Company’s business, financial condition and results of operations;
•The Company’s success depends on the retention and availability of key personnel and the effective succession of senior management; and
•The Company is involved in a number of legal proceedings and, while it cannot predict the outcomes of such proceedings and other contingencies with certainty, some of these outcomes could adversely affect the Company’s financial condition, results of operations and cash flows.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

For investor inquiries:
Brad Chelton
Vice President
Treasury, Tax and Investor Relations
brad.chelton@scotts.com
(937) 309-2503

For media inquiries:
Tom Matthews
Chief Communications Officer
tom.matthews@scotts.com
(937) 844-3864

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations (4)
(In millions, except per share data)
(Unaudited)

		Three Months Ended
	Footnotes	December 27, 2025	December 28, 2024	% Change
Net sales		$354.4	$366.6	(3)%
Cost of sales		264.4	276.7
Cost of sales—impairment, restructuring and other		1.3	1.4
Gross margin		88.7	88.5	—%
% of sales		25.0%	24.1%
Operating expenses:
Selling, general and administrative		106.0	113.5	(7)%
Impairment, restructuring and other		1.8	16.5
Other expense, net		2.7	4.3
Loss from operations		(21.8)	(45.8)	52%
% of sales		(6.2)%	(12.5)%
Equity in loss of unconsolidated affiliates		13.1	9.9
Interest expense		27.2	33.9
Other non-operating expense, net		1.2	1.3
Loss from continuing operations before income taxes		(63.3)	(90.9)	30%
Income tax benefit from continuing operations		(15.5)	(24.8)
Net loss from continuing operations		(47.8)	(66.1)	28%
Loss from discontinued operations, net of tax	(4)	(77.2)	(3.4)
Net loss		$(125.0)	$(69.5)	(80)%

Basic net loss per common share:	(1)
Continuing operations		$(0.83)	$(1.15)	28%
Discontinued operations		(1.33)	(0.06)
Basic net loss per common share		$(2.16)	$(1.21)

Diluted net loss per common share:	(2)
Continuing operations		$(0.83)	$(1.15)	28%
Discontinued operations		(1.33)	(0.06)
Diluted net loss per common share		$(2.16)	$(1.21)

Common shares used in basic net loss per share calculation		57.9	57.3	1%
Common shares and potential common shares used in diluted net loss per share calculation		57.9	57.3	1%

Non-GAAP results:
Adjusted net loss from continuing operations	(3)	$(44.6)	$(50.2)	11%
Adjusted diluted net loss per common share from continuing operations	(2) (3)	$(0.77)	$(0.88)	13%
Adjusted EBITDA	(3)	$3.0	$0.9	233%
Note: See accompanying footnotes.

THE SCOTTS MIRACLE-GRO COMPANY
Segment Results (4)
(In millions)
(Unaudited)

As a result of the classification of the Hawthorne business as a discontinued operation, the Company’s reportable segments for the fiscal quarter ended December 27, 2025 differ from those used in prior periods. U.S. Consumer consists of the Company’s consumer lawn and garden business in the United States. Other primarily consists of the Company’s consumer lawn and garden business in Canada. Corporate consists of general and administrative expenses and certain other income and expense items not allocated to the Company’s operating segments. The prior period amounts have been reclassified to reflect the removal of Hawthorne as a reportable segment.
Segment performance is evaluated based on several factors, including income (loss) before income taxes, amortization, impairment, restructuring and other charges (“Segment Profit (Loss)”), which is a non-GAAP financial measure. The Company believes this measure is indicative of performance trends and the overall earnings potential of each segment.
The following tables present segment financial information for the periods indicated:

	Three Months Ended
	December 27, 2025	December 28, 2024	% Change
Net Sales:
U.S. Consumer reportable segment	$328.5	$340.9	(4)%
Other	25.9	25.7	1%
Consolidated	$354.4	$366.6	(3)%

Segment Profit (Loss) (Non-GAAP):
U.S. Consumer reportable segment	$9.0	$9.8	(8)%

Other	(1.7)	(3.1)	45%
Corporate	(25.3)	(33.9)
Intangible asset amortization	(0.7)	(0.6)
Impairment, restructuring and other	(3.1)	(18.0)
Equity in loss of unconsolidated affiliates	(13.1)	(9.9)
Interest expense	(27.2)	(33.9)
Other non-operating expense, net	(1.2)	(1.3)
Loss from continuing operations before income taxes (GAAP)	$(63.3)	$(90.9)	30%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets (4)
(In millions)
(Unaudited)

	December 27, 2025	December 28, 2024	September 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$8.3	$5.7	$32.8
Accounts receivable, net	193.8	173.0	160.8
Inventories	846.7	844.9	542.7
Current assets held for sale	61.0	131.3	84.8
Prepaid and other current assets	147.4	130.5	119.2
Total current assets	1,257.2	1,285.4	940.3
Investment in unconsolidated affiliates	40.5	46.4	53.6
Property, plant and equipment, net	617.3	574.3	607.6
Goodwill	243.9	243.9	243.9
Intangible assets, net	351.4	353.6	352.0
Noncurrent assets held for sale	—	108.4	91.9
Other assets	523.7	558.2	452.7
Total assets	$3,034.0	$3,170.2	$2,742.0
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$278.3	$54.6	$57.2
Accounts payable	283.9	284.4	221.4
Current liabilities held for sale	31.7	49.3	24.3
Other current liabilities	338.5	295.5	436.8
Total current liabilities	932.4	683.8	739.7
Long-term debt	2,250.2	2,636.9	2,049.2
Noncurrent liabilities held for sale	—	5.1	9.6
Other liabilities	352.0	323.9	301.0
Total liabilities	3,534.6	3,649.7	3,099.5
Equity (deficit)	(500.6)	(479.5)	(357.5)
Total liabilities and equity (deficit)	$3,034.0	$3,170.2	$2,742.0

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3)(4)
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 27, 2025			Three Months Ended December 28, 2024
	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)	As Reported (GAAP)	Impairment, Restructuring and Other	Adjusted (Non- GAAP)
Gross margin	$88.7	$(1.3)	$90.0	$88.5	$(1.4)	$89.9
Gross margin as a % of sales	25.0%		25.4%	24.1%		24.5%
Loss from operations	(21.8)	(3.1)	(18.7)	(45.8)	(18.0)	(27.8)
Loss from operations as a % of sales	(6.2)%		(5.3)%	(12.5)%		(7.6)%
Loss from continuing operations before income taxes	(63.3)	(3.1)	(60.2)	(90.9)	(18.0)	(72.9)
Income tax benefit from continuing operations	(15.5)	0.1	(15.6)	(24.8)	(2.1)	(22.7)
Net loss from continuing operations	(47.8)	(3.2)	(44.6)	(66.1)	(15.9)	(50.2)
Diluted net loss per common share from continuing operations	(0.83)	(0.06)	(0.77)	(1.15)	(0.28)	(0.88)

Calculation of Adjusted EBITDA (3):	Three Months Ended December 27, 2025	Three Months Ended December 28, 2024
Net loss (GAAP)	$(125.0)	$(69.5)
Income tax benefit from continuing operations	(15.5)	(24.8)
Loss from discontinued operations, net of tax	77.2	3.4
Interest expense	27.2	33.9
Depreciation	15.1	14.8
Amortization	0.7	0.6
Impairment, restructuring and other	3.1	18.0
Equity in loss of unconsolidated affiliates	13.1	9.9
Share-based compensation expense	7.1	14.6
Adjusted EBITDA (Non-GAAP)	$3.0	$0.9

Note: See accompanying footnotes.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)Basic net income (loss) per common share amounts are calculated by dividing net income (loss) from continuing operations and discontinued operations by the weighted average number of common shares outstanding during the period.

(2)Diluted net income (loss) per common share amounts are calculated by dividing net income (loss) from continuing operations and discontinued operations by the weighted average number of common shares, plus all potential dilutive securities (common stock options, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)Reconciliation of Non-GAAP Measures

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables above. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial measures reported in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes.

In addition to GAAP measures, management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, determine incentive compensation and monitor compliance with the financial covenants contained in the Company’s borrowing agreements because it believes that these non-GAAP financial measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of the Company’s underlying, ongoing business.

Management believes that these non-GAAP financial measures are useful to investors in their assessment of operating performance and the valuation of the Company. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, management has determined that it is appropriate to make this data available to all investors. Non-GAAP financial measures exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these non-GAAP financial measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Exclusions from Non-GAAP Financial Measures

Non-GAAP financial measures reflect adjustments based on the following items:

•Impairments, which are excluded because they do not occur in or reflect the ordinary course of the Company’s ongoing business operations and their exclusion results in a metric that provides supplemental information about the sustainability of operating performance.
•Restructuring and employee severance costs, which include charges for discrete projects or transactions that fundamentally change the Company’s operations and are excluded because they are not part of the ongoing operations of its underlying business, which includes normal levels of reinvestment in the business.
•Costs related to refinancing, which are excluded because they do not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of these types of charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.
•Discontinued operations and other unusual items, which include costs or gains related to discrete projects or transactions and are excluded because they are not comparable from one period to the next and are not part of the ongoing operations of the Company’s underlying business.

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

Definitions of Non-GAAP Financial Measures

The reconciliations of non-GAAP disclosure items include the following financial measures that are not calculated in accordance with GAAP:

Adjusted gross margin: Gross margin excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from operations: Income (loss) from operations excluding impairment, restructuring and other charges / recoveries.
Adjusted income (loss) from continuing operations before income taxes: Income (loss) from continuing operations before income taxes excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items.
Adjusted income tax expense (benefit) from continuing operations: Income tax expense (benefit) from continuing operations excluding the tax effect of impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items.
Adjusted net income (loss) from continuing operations: Net income (loss) from continuing operations excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted diluted net income (loss) per common share from continuing operations: Diluted net income (loss) per common share from continuing operations excluding impairment, restructuring and other charges / recoveries, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted EBITDA: Net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as discontinued operations, the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). A form of Adjusted EBITDA is used in agreements governing the Company’s outstanding indebtedness for debt covenant compliance purposes. Adjusted EBITDA as used in those agreements includes additional adjustments to the Adjusted EBITDA presented in the reconciliations above which may decrease or increase Adjusted EBITDA for purposes of the Company’s financial covenants.

For the three months ended December 27, 2025, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•Loss from discontinued operations, net of tax, associated with the Hawthorne business was $77.2 million and $3.4 million for the three months ended December 27, 2025 and December 28, 2024, respectively. For the three months ended December 27, 2025, this included a non-cash pre-tax charge of $104.8 million related to a valuation adjustment to recognize the carrying amount of the Hawthorne business at fair value less estimated costs to sell.

For the three months ended December 28, 2024, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•During the three months ended December 28, 2024, the Company incurred executive severance charges of $9.5 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three months ended December 28, 2024, the Company incurred a non-cash loss of $7.0 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations related to the exchange of its convertible debt investment in RIV Capital Inc. for non-voting exchangeable shares of FLUENT Corp. (formerly Cansortium Inc.).
•During fiscal 2022, the Company began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. As part of this restructuring initiative, the Company reduced the size of its supply chain network, reduced staffing levels and implemented other cost-reduction initiatives. During the three months ended December 28, 2024, the Company incurred costs of $1.4 million in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

Forward Looking Non-GAAP Measures
In this release, the Company presents certain forward-looking non-GAAP measures. The Company does not provide outlook on a GAAP basis because changes in the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure, described above, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, due to their unpredictability, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on a GAAP outlook without unreasonable efforts. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s GAAP results. As a result, the Company does not provide a reconciliation of forward-looking non-GAAP measures to GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

(4)During the three months ended December 27, 2025, the Company determined that the Hawthorne business meets the criteria to be classified as held for sale, and has reclassified the related assets and liabilities as held for sale on the Condensed Consolidated Balance Sheets for all periods presented. Effective in its first quarter of fiscal 2026, the Company classified its results of operations for all periods presented to reflect the Hawthorne business as a discontinued operation.